                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4, dated June 6, 2001 and related Prospectus of Credence Systems Corporation for the registration of 9,393,417 shares of its common stock and to the incorporation by reference therein of our report dated November 22, 2000, with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
June 5, 2001